EXHIBIT 4.2
                                    FORM OF
                                    WARRANT
                                    -------

NEITHER THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, THE SHARES OF 6% SERIES A CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK ISSUABLE UPON THE EXERCISE HEREOF, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF SUCH PREFERRED STOCK, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                    WARRANT TO PURCHASE SERIES A PREFERRED OF
                           TRAVIS BOATS & MOTORS, INC.


Date March __, 2002


This Certifies That, for value received, TMRC, L.L.P., or its permitted registered assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after [EFFECTIVE DATE] (the "Effective Date"), and before 5:00 p.m. Pacific Time on [5 YEARS AFTER THE EFFECTIVE DATE] (the "Expiration Date") unless earlier terminated in accordance with Section 8 hereof, to purchase from Travis Boats & Motors, Inc., a Texas corporation (the "Company") up to 30,000 shares of Series A Preferred (as defined below) of the Company, at a price per share of $100.00 (the "Purchase Price"). The conversion price of the Series A Preferred purchasable upon exercise of this Warrant is subject to adjustment and change as provided herein. This Warrant is issued pursuant to the Series A Preferred and Warrant Purchase Agreement, dated as of the Effective Date, between the Company and the initial Holder (the "Purchase Agreement").

         1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

            1.1. "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of Missouri or Texas are authorized or obligated to close.

            1.2. "Common Stock" means the common stock of the Company, par value $0.01 per share, and shall also include (a) any capital stock or other securities of the Company into which Common Stock is changed, including by way of a reclassification, combination or subdivision, and (b) any other securities at any time receivable or issuable upon conversion of the Series A Preferred.

            1.3. "Effective Date" shall have the meaning set forth in the Preamble of this Warrant.

            1.4. "Exercise Amount" shall have the meaning set forth in Section 2.1(b) of this Warrant.

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            1.5.  "Expiration  Date"  shall  have the  meaning  set forth in the
Preamble of this Warrant.

            1.6. "Holder" shall have the meaning set forth in the Preamble of this Warrant.

            1.7.  "Notice  of  Exercise"  shall  have the  meaning  set forth in
Section 2.1 of this Warrant.

            1.8. "Purchase Agreement" shall have the meaning set forth in the Preamble of this Warrant.

            1.9. "Series A Conversion Price" shall mean the "Conversion Price" set forth in the Statement of Designations.

            1.10. "Series A Preferred" shall mean the 6% Series A Cumulative Convertible Series A Preferred of the Company, par value $0.01 per share.

            1.11.   "Statement   of   Designations"   means  the   Statement  Of
Designations of 6% Series A Cumulative Convertible Series A Preferred of Travis Boats & Motors, Inc. filed with the Secretary of State of the State of Texas.

            1.12.  "Suspension  Period"  shall  have the  meaning  set  forth in
Section 8(b) of this Warrant.

            1.13. "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

         2. EXERCISE OF WARRANT

            2.1. Payment. Subject to Sections 8 and 19 of this Warrant, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as
Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

            (a) this Warrant at the principal office of the Company, and

            (b) payment in cash by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Series A Preferred being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount").

            2.2. Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Series A Preferred issuable upon such exercise, rounded up to the nearest whole number of shares. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

            2.3.  Partial  Exercise;  Effective  Date of  Exercise.  Subject  to
Section 19 of this Warrant, in case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of

Series A Preferred purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of effectiveness set forth in any notice of exercise delivered to the Company. The person entitled to receive the shares of Series A Preferred issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

         3. VALID ISSUANCE; TAXES. All shares of Series A Preferred issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

         4. ADJUSTMENT OF CONVERSION PRICE. The Series A Conversion Price of shares of Series A Preferred issuable upon exercise of this Warrant shall be adjusted in accordance with Section 6(d) of the Statement of Designations.

         5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

         6. RESERVATION OF SERIES A PREFERRED. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Series A Preferred and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Series A Preferred issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series A Preferred upon the exercise of this Warrant.

         7. TRANSFER AND EXCHANGE. Prior to or on June 10, 2002, this Warrant may be transferred only to any parent, subsidiary or affiliate of Holder, and, prior to or on such date, may not be transferred to any other party without the prior written consent of the Company. Subject to the foregoing, the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the shares of Series A Preferred not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

         8. SUSPENSION AND TERMINATION OF THE WARRANT.

         (a) Brunswick Note Acquired by Holder. Upon the acquisition by the Holder of the Brunswick Note or the Brunswick Note holder's rights thereunder, and for so long as the Holder retains the Brunswick Note or such rights, the Holder shall be precluded from exercising all or a portion of this Warrant unless the Holder agrees, concurrent with the delivery of any Notice of Exercise by the Holder to the Company, to (a) waive any rights it may have under the Brunswick Note to convert the Brunswick Note into shares of the Company's Common Stock, and (b) delete the provisions in the Brunswick Note relating to conversion of the Brunswick Note into shares of the Company's Common Stock. This Warrant Agreement shall terminate immediately upon the conversion of the Brunswick Note by the Holder.

         (b) Termination of Warrant Due to Failure by Holder. This Warrant shall terminate if the Company's inability to prepay the Brunswick Note in accordance with the Prepayment Notice (as such term is defined by the Purchase Agreement) prior to or on June 10, 2002 is attributable solely to a breach by Holder of its obligation with respect to its exercise of the Warrant and to deposit into escrow the entire exercise price therefor as contemplated by the parties hereto in that certain escrow agreement described in Section 2.2 of the Purchase Agreement.

         9. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Series A Preferred by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

         10. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

         To Holder:                           To the Company:
         TMRC, L.L.P. c/o                     Travis Boats & Motors, Inc.
         Tracker Marine, L.L.C.               5000 Plaza of the Lake, Suite 250
         2500 East Kearney Street             Austin, Texas 78746
         Springfield, Missouri 65803          Attn:  Mark T. Walton
         Attn:  Ken Burroughs                 Fax Number: (512) 329-0480
         Fax Number: (417) 873-5052


         With copies to:                      With copies to:
         Greene & Curtis, L.L.P.              Jenkens & Gilchrist, PC
         1340 East Woodhurst Drive            2200 One American Center
         Springfield, Missouri  65804         600 Congress Avenue
         Attn:  Joseph C. Greene, Esq.        Austin, Texas 78701
         Fax Number:  (417) 883-4317          Attn:  J. Rowland Cook, Esq.
                                              Fax Number: (512) 404-3520

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

         11. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

         12. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         13. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Series A Preferred upon exercise of this Warrant.

         14. NOTICES OF RECORD DATE. In case:

            14.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the conversion of the Series A Preferred), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

            14.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

            14.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

            14.4. of any redemption or conversion of all outstanding Series A Preferred;

         then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the conversion of the Series A Preferred), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

         15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         17. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

         18. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next Business Day.

         19. FULL EXERCISE ON OR PRIOR TO JUNE 10, 2002. Notwithstanding any other provision in this Warrant to the contrary, on or prior to June 10, 2002, this Warrant may be exercised only in whole, and not in part, in accordance with and pursuant to the terms of that certain escrow agreement described in Section
2.2 of the Purchase Agreement. In connection with such exercise on or prior to June 10, 2002, the Holder will direct in the Notice of Exercise that all of the Exercise Amount must be applied by the Company towards a complete prepayment of the Brunswick Note, in accordance with the terms of the Brunswick Note. The Company shall take all reasonable actions to exercise the Company's right to prepay the Brunswick Note and to effect such prepayment, including, without limitation, those actions set forth in Section 5.1 of the Purchase Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.



TMRC, L.L.P.                                 TRAVIS BOATS & MOTORS, INC.

By:      Tracker Marine, L.L.C.

By:      Three Johns Company,                 By:
         its sole member                         ------------------------------
                                              Name:    Mark T. Walton
                                              Title:   President

By
      -----------------------------------

Name:
      -----------------------------------

Title:
      -----------------------------------

                                    EXHIBIT 1
                               NOTICE OF EXERCISE
                    (To be executed upon exercise of Warrant)

[COMPANY NAME]

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Travis Boats & Motors, Inc. (the "Company"), as provided for therein, and tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):


Name:
           ---------------------------------------------------------------------

Address:
           ---------------------------------------------------------------------

Signature:
           ---------------------------------------------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

[If exercise is on or before June 10, 2002, the following language shall also be included]

The undersigned hereby directs the Company, in accordance with Section 2.1 of the Warrant Agreement, to apply all of the Exercise Amount set forth above, towards the prepayment of the Brunswick Note in accordance with the terms of the Brunswick Note. The Company is directed to immediately take all reasonable actions to exercise the Company's right to prepay the Brunswick Note and to effect such prepayment, including, without limitation, those actions set forth in Section 5.1 of the Purchase Agreement.

                                    EXHIBIT 2
                                   ASSIGNMENT
          (To be executed only upon assignment of Warrant Certificate)


For value received, hereby sells, assigns and transfers unto ____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


   Name(s) of Assignee(s)             Address               # of Warrants
---------------------------- ---------------------------- -------------------

---------------------------- ---------------------------- -------------------

---------------------------- ---------------------------- -------------------

---------------------------- ---------------------------- -------------------

---------------------------- ---------------------------- -------------------

---------------------------- ---------------------------- -------------------

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

                    ------------------------------------------------------------

Dated:
                    ------------------------------------------------------------

Signature:
                    ------------------------------------------------------------









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